EXHIBIT 32.1
CERTIFICATION OF PERIODIC REPORT

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Adarna Energy Corporation  (the “Company”), certifies that:

1.
The Quarterly Report on Form 10-Q/A of the Company for the quarter ended June 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and,

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/	KEVIN KREISLER
KEVIN KREISLER
Chief Executive Officer
Date:		August 19, 2011

By:	/s/	JACQUELINE FLYNN
JACQUELINE FLYNN
Chief Financial Officer &
Chief Accounting Officer
Date:		August 19, 2011

This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.